UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2010

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2010 we entered into a second amended and restated employment agreement with Stephen Berman, our President and Chief Executive Officer.  This agreement extends the term of the existing agreement to December 31, 2015 from its current termination date of December 31, 2010.  The new provisions of the amended agreement include, among other things, (i) an annual salary of $1,140,000 in 2011 and annual increases thereafter at the discretion of the Board but no less than $25,000; (ii) five annual restricted stock awards of $500,000 of our common stock on January 1 of each fiscal year during the term of the agreement commencing on and after January 1, 2011, subject to vesting in equal installments through January 1, 2017, as set forth on Exhibit B to the agreement, provided, however, that the initial vesting of the first installment of each year’s award is conditioned on EPS (defined as our net income per share of our common stock, calculated on a fully diluted basis) for the fiscal year in which the shares are issued being equal to minimum EPS as follows:  $1.41 for 2011, $1.45 for 2012, $1.49 for 2013, $1.54 for 2014, and $1.59 for 2015. If the minimum EPS vesting condition for the first installment of an annual grant is not met, then such $500,000 grant lapses, but if the vesting condition is satisfied for the first installment of such $500,000 grant, then each subsequent installment of such $500,000 grant will vest; (iii) an annual performance bonus as follows: (x) the 2010 bonus (previously established in March 2010 and set forth on Exhibit C to the agreement) remains unchanged, except that 20% of such bonus will be paid in restricted shares of our common stock which will vest in six equal annual installments of 14.5% of the number of shares, the first on the date in 2011 that the bonus is determined to have been earned, and a seventh and final installment of 13% of the shares on January 1, 2017, and (y) for fiscal years commencing on and after January 1, 2011, an annual performance bonus equal to up to 200% of base salary, to be paid partly in cash and partly in restricted shares of our common stock (the amount of stock ranging from 20-40% of the total bonus, in the percentages set forth on Exhibit E to the agreement), the amount of the bonus to be determined using “Adjusted” EPS growth (as defined in the agreement) as determined by our Compensation Committee in the first quarter of each fiscal year, except that Adjusted EPS criteria for  determining the 2011 bonus shall range from $1.37 - $1.78 as stated in Exhibit D to the agreement, and the portion of each annual bonus payable in shares will vest in equal annual installments commencing with the date the Bonus for a fiscal year is determined to have been earned and thereafter on January 1 in each subsequent year until the final installment on January 1, 2017, and (z) an additional performance bonus equal to 100% of base salary to be paid entirely in restricted stock, the criteria and vesting schedules to be determined by our Compensation Committee in the first fiscal quarter of each year, using criteria to be selected by such Committee which are in its discretion such as growth in net sales, return on invested capital, growth in free cash flow, total shareholder return (or any combination); (iv) restrictions on sale of our securities such that he cannot sell any shares of our common stock if his shares remaining after a sale are not equal to at least three times his then base salary; (v) life insurance in the amount of $1.5 million; and (vi) a severance payment if we terminate the agreement without cause (as defined in the agreement) or Mr. Berman terminates it for Good Reason (as defined in the agreement), in an amount equal to his base salary at the termination date multiplied by the number of years and partial years remaining in the term.

The foregoing is only a summary of certain of the terms of the employment agreement.  For a complete description, a copy of such agreement is annexed herein in its entirety as an exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement between the Company and Stephen G. Berman, dated November 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: November 17, 2010
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, EVP

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement between the Company and Stephen G. Berman, dated November 11, 2010